Brunswick Corporation 26125 N. Riverwoods Blvd., Suite 500, Mettawa, IL 60045
Telephone 847.735.4700

Release:	IMMEDIATE
Contact:	Brent Dahl
Vice President - Investor Relations
Phone:	847-735-4039

Contact:	Lee Gordon
Vice President - Brunswick Global Communications & Public Relations
Phone:	847-735-4003
Email:	lee.gordon@brunswick.com

Brunswick Reports First Quarter Results

Continued Strong Demand and Outstanding Operating Performance Drive Record Results

First Quarter GAAP Diluted EPS of $2.15 and As Adjusted Diluted EPS of $2.24

Increasing 2021 Guidance: Adjusted Diluted EPS Range of $7.30 - $7.60; Free Cash Flow in excess of $425M
METTAWA, Ill., April 29, 2021 -- Brunswick Corporation (NYSE: BC) today reported results for the first quarter of 2021:
First Quarter 2021 Highlights:

	Q1 2021
$ millions (except per share data)	GAAP	Incr	As Adjusted	Incr
Net Sales	$1,433.2	48.4%	$1,433.2	48.4%
Operating Earnings	$231.9	124.7%	$243.0	116.0%
Operating Margin	16.2%	550 bps	17.0%	530 bps
Diluted EPS	$2.15		$2.24

bps = basis points
"Our businesses had a fantastic start to 2021, with a very healthy marine market, strong boating participation, and outstanding operating performance driving historic financial results," said Brunswick Chief Executive Officer David Foulkes. "Robust retail demand for our products continues to drive low field inventory levels, with increased production across all our facilities necessary to satisfy orders from our OEM partners and dealer network. Our teams have performed exceptionally well in the face of supply and transportation headwinds, tighter labor conditions, and continued impact from the COVID-19 pandemic, and we are excited about our ability to further harness the positive momentum we have generated to propel our growth and industry leadership.

Our propulsion business had significant top-line, earnings, and margin growth in the first quarter. Mercury Marine continues to gain outboard propulsion market share by leveraging and expanding the strongest product lineup in the industry, including the introduction of the game-changing V-12, 600 horsepower engine announced in February which will begin to reach customers in the coming weeks. Mercury gained substantial U.S. retail market share in every outboard engine horsepower category in excess of 50hp during the quarter, with outsized gains in engines over 200hp, and continued strong sales to international markets.

Our parts and accessories businesses delivered unprecedented performance as robust aftermarket sales were driven by increased boating participation, which elevated parts and service needs in the off-season, and favorable early-season weather in many areas which is causing consumers to return to the water early and in force. In addition, our Advanced Systems Group continues to leverage strong market dynamics and improved operational performance to deliver sales growth across all customer channels with an enhanced margin profile.

Our boat business posted double-digit adjusted operating margins for the first time in a quarter since 2000, with all brands contributing to the revenue and earnings growth versus prior year. Our production plans for the year remain on track as we continue to manage some supply tightness, particularly as experienced in the back-half of the first quarter, with pipeline inventory levels of 19 weeks remaining at historical low levels due to continued strong retail demand for our products. Finally, Freedom Boat Club has had an incredibly busy start to the year, expanding into several new locations including opening the first United Kingdom location and, in the U.S., opening a new location in Milwaukee, as well as acquiring franchise locations in major boating markets Chicago and New York. Freedom now has 280 locations and over 40,000 memberships network wide, while generating exceptionally strong synergy sales across our marine portfolio," Foulkes concluded.

2021 First Quarter Results

For the first quarter of 2021, Brunswick reported consolidated net sales of $1,433.2 million, up from $965.5 million in the first quarter of 2020. Diluted EPS for the quarter was $2.15 on a GAAP basis and $2.24 on an as adjusted basis. Sales in each segment benefited from strong global demand for marine products, with earnings positively impacted by the increased sales, favorable factory absorption from increased production, and favorable changes in foreign currency exchange rates, partially offset by higher variable compensation costs. Versus the first quarter of 2020:
Propulsion segment reported a 47 percent increase in sales due to continued strong global demand for all product categories and continued market share gains. Operating earnings also benefited from favorable customer mix.
Parts and Accessories segment reported a 52 percent increase in sales, with sales growth across all businesses in all geographic regions. Operating earnings also benefited from improved sales mix.

Boat segment reported a 44 percent increase in sales due to increased sales volumes to dealers to meet continued strong retail customer demand and strong operational performance. Freedom Boat Club, which is part of Business Acceleration, contributed approximately 2 percent of sales to the segment in the quarter. Segment operating earnings were driven by the increased sales volume and lower retail discount levels versus prior year.

Review of Cash Flow and Balance Sheet

Cash and marketable securities totaled $488.9 million at the end of the first quarter, down $98.1 million from year-end 2020 levels. This change includes cash provided by operating activities during the first three months of the year of $17.3 million, which includes net earnings net of non-cash items, partially offset by the seasonal impact of increasing working capital.

Investing and financing activities resulted in net cash used of $55.0 million during the quarter including $42.9 million of capital expenditures, $21.0 million of dividend payments, and $15.9 million of share repurchases, net of $49.4 million proceeds from the sale of marketable securities.

2021 Outlook

"Our outstanding performance in a healthy marine market is further evidence of our ability to continue to successfully execute our marine strategy and drive shareholder value," said Foulkes. "Although we continue navigating certain headwinds, including remaining macro-economic uncertainty from the COVID-19 pandemic, elevated supply and transportation challenges, and tightening of labor pools in certain of our manufacturing locations, we believe the strategic portfolio actions and cost reduction efforts executed in the last two years, together with our strong pipeline of new products, outstanding operational performance, and the successful execution of our capital strategy, position us well to deliver strong results throughout 2021 and well beyond.

As a result of historically low product pipelines and continued very strong boating participation, including in many northern regions in recent weeks due to the early spring, production levels remain elevated across all our businesses to both satisfy retail demand and to rebuild product pipelines. These factors continue to provide enhanced clarity on our ability to drive growth in upcoming periods, resulting in the following updated guidance for full-year 2021. We anticipate:
1.U.S. Marine industry retail unit demand to grow mid-to-high single digit percent versus 2020;
2.Net sales between $5.4B and $5.6B;
3.Adjusted operating margin growth between 130 and 170 basis points;
4.Operating expenses as a percent of sales to remain lower than 2020;
5.Free cash flow in excess of $425 million; and
6.Adjusted diluted EPS in the range of $7.30 - $7.60.
For the second quarter, we anticipate revenue growth of approximately 50 percent over the second quarter of 2020, with adjusted operating leverage in the low twenties percent. While we anticipate second quarter prior-year comparisons to be very favorable as a result of the March and April 2020 pandemic shutdowns, we believe that the second-half 2021 comparisons will be more challenging due to potential inflationary pressures, less favorable factory absorption comparisons, and smaller benefits from changes in foreign currency exchange rates. However, our guidance assumes revenue and earnings growth in the second-half of the year versus second-half 2020 led by strong business performance.

Lastly, I want to once again offer heartfelt thanks to our global employee population for all their dedication, effort, and sacrifices during what is still a challenging time for many families and communities. Your hard work has enabled us to seamlessly execute our 2022 strategic plan, outpace our initial growth and profit expectations, and announce another significant increase of our 2022 EPS target to $8.25 to $8.75 per share. We look forward to sharing with you the details of our near-term plans, together with the "Next Wave" of Brunswick's strategy, at our virtual investor-day event, which will be available on our website starting Monday May 10, 2021."

Use of Non-GAAP Financial Information

A reconciliation of GAAP to non-GAAP financial measures used in this release is provided in the reconciliation sections of the consolidated financial statements accompanying this release.

In order to better align Brunswick's reported results with the internal metrics used by Brunswick's management to evaluate business performance as well as to provide better comparisons to prior periods and peer data, non-GAAP measures used in this release exclude the impact of purchase accounting amortization related to the Power Products and Freedom Boat Club acquisitions.

Brunswick does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include restructuring, exit, and impairment costs, special tax items, acquisition-related costs, and certain other unusual adjustments.

Conference Call Scheduled

Brunswick will hold a conference call today at 10 a.m. CDT, hosted by David M. Foulkes, chief executive officer, Ryan M. Gwillim, senior vice president and chief financial officer, and Brent G. Dahl, vice president of investor relations. The call will be broadcast over the Internet at www.brunswick.com/investors. To listen to the call, go to the website at least 15 minutes before the call to register, download and install any needed audio software.

See Brunswick’s website for slides used to supplement conference call remarks at www.brunswick.com/investors.

Security analysts and investors wishing to participate via telephone should call 877-900-9524 (no password needed). Callers outside of North America should call 412-902-0029 (no password needed) to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A replay of the conference call will be available through 1 p.m. CDT on Thursday May 6, 2021, by calling 877-660-6853 or 201-612-7415 (Access ID: 13718789). The replay will also be available at www.brunswick.com/investors.

Forward-Looking Statements

Certain statements in this news release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “should,” “expect,” "anticipate," "project," "position," “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including the amount of disposable income consumers have available for discretionary spending; changes in currency exchange rates; fiscal policy concerns; adverse economic, credit, and capital market conditions; higher energy and fuel costs; competitive pricing pressures; the coronavirus (COVID-19) pandemic, including, without limitation, the impact on global economic conditions and on capital and financial markets, changes in consumer behavior and demand, the potential unavailability of personnel or key facilities, modifications to our operations, and the potential implementation of regulatory actions; managing our manufacturing footprint; weather and catastrophic event risks; international business risks; our ability to develop new and innovative products and services at a competitive price; our ability to meet demand in a rapidly changing environment; loss of key customers; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties, including as a result of pressures due to the pandemic; supplier manufacturing constraints, increased demand for shipping carriers, and transportation disruptions; absorbing fixed costs in production; joint ventures that do not operate solely for our benefit; our ability to successfully implement our strategic plan and growth initiatives; attracting and retaining skilled labor, implementing succession plans for key leadership, and executing organizational and leadership changes; our ability to identify, complete, and integrate targeted acquisitions; the risk that strategic divestitures will not provide business benefits; maintaining effective distribution; adequate financing access for dealers and customers; requirements for us to repurchase inventory; inventory reductions by dealers, retailers, or independent boat builders; risks related to the Freedom Boat Club franchise business model; outages, breaches, or other cybersecurity events regarding our technology systems, which could affect manufacturing and business operations and could result in lost or stolen information and associated remediation costs; our ability to protect our brands and intellectual property; changes to U.S. trade policy and tariffs; having to record an impairment to the value of goodwill and other assets; product liability, warranty, and other claims risks; legal and regulatory compliance, including increased costs, fines, and reputational risks; changes in income tax legislation or enforcement; managing our share repurchases; and certain divisive shareholder activist actions.

Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2020. Forward-looking statements speak only as of the date on which they are made, and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this news release or for changes by wire services or Internet service providers.

About Brunswick

Headquartered in Mettawa, Ill., Brunswick Corporation’s leading consumer brands include Mercury Marine outboard engines; Mercury MerCruiser sterndrive and inboard packages; Mercury global parts and accessories including propellers and SmartCraft electronics; Advanced Systems Group, which includes industry-leading brands like MotorGuide, Attwood, Mastervolt, Blue Sea Systems, CZone, and ASG Connect system integrators; Land ’N’ Sea, BLA, Payne’s Marine, Kellogg Marine, and Lankhorst Taselaar marine parts distribution; Mercury and Quicksilver parts and oils; Bayliner, Boston Whaler, Crestliner, Cypress Cay, Harris, Lowe, Lund, Princecraft, Quicksilver, Rayglass, Sea Ray, Thunder Jet and Uttern boats; Boating Services Network, Freedom Boat Club and Boat Class. For more information, visit www.brunswick.com.

Brunswick Corporation
Comparative Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended
	April 3, 2021	March 28, 2020	% Change
Net sales	$1,433.2	$965.5	48%
Cost of sales	1,015.9	721.7	41%
Selling, general and administrative expense	150.8	111.3	35%
Research and development expense	34.1	28.9	18%
Restructuring, exit and impairment charges	0.5	0.4	25%
Operating earnings	231.9	103.2	125%
Equity earnings	0.8	1.8	-56%
Other (expense) income, net	(1.3)	0.7	NM
Earnings before interest and income taxes	231.4	105.7	119%
Interest expense	(14.8)	(16.9)	-12%
Interest income	0.2	0.3	-33%
Earnings before income taxes	216.8	89.1	143%
Income tax provision	47.4	18.4	158%
Net earnings from continuing operations	$169.4	$70.7	140%

Discontinued operations:
Loss from discontinued operations, net of tax	$(0.1)	$(0.6)	-83%
Loss on disposal of discontinued operations, net of tax	—	(1.1)	-100%
Net loss from discontinued operations, net of tax	(0.1)	(1.7)	-94%
Net earnings	$169.3	$69.0	145%

Earnings per common share:
Basic
Earnings from continuing operations	$2.17	$0.88	147%
Loss from discontinued operations	(0.00)	(0.02)	-100%
Net earnings	$2.17	$0.86	152%

Diluted
Earnings from continuing operations	$2.15	$0.88	144%
Loss from discontinued operations	(0.00)	(0.02)	-100%
Net earnings	$2.15	$0.86	150%

Weighted average shares used for computation of:
Basic earnings per common share	78.2	80.0
Diluted earnings per common share	78.8	80.3

Effective tax rate	21.9%	20.7%

NM = not meaningful

Brunswick Corporation
Reconciliation to Adjusted Metrics - Consolidated
(in millions)
(unaudited)

	Three Months Ended
	Operating Earnings		Diluted Earnings Per Share
(in millions, except per share data)	Apr 3, 2021	Mar 28, 2020	Apr 3, 2021	Mar 28, 2020
GAAP	$231.9	$103.2	$2.15	$0.88
Restructuring, exit, and impairment charges	0.5	0.4	0.00	0.00
Purchase accounting amortization	7.5	7.5	0.07	0.06
Sport Yacht & Yachts	2.5	—	0.03	—
Acquisition, integration, and IT related costs	1.3	1.4	0.01	0.02
Palm Coast reclassified from held-for-sale	0.8	—	0.01	—
Gain on sale of assets	(1.5)	—	(0.01)	—
Special tax items	—	—	(0.02)	(0.00)
As Adjusted	$243.0	$112.5	$2.24	$0.96

GAAP operating margin	16.2%	10.7%
Adjusted operating margin	17.0%	11.7%

Brunswick Corporation
Selected Financial Information
(in millions)
(unaudited)

Segment Information - GAAP

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Apr 3, 2021	Mar 28, 2020	% Change	Apr 3, 2021	Mar 28, 2020	% Change	Apr 3, 2021	Mar 28, 2020
Propulsion	$657.8	$448.6	46.6%	$124.5	$61.3	103.1%	18.9%	13.7%
Parts & Accessories	459.6	301.6	52.4%	91.9	46.2	98.9%	20.0%	15.3%
Boat	419.5	291.5	43.9%	40.8	5.1	NM	9.7%	1.7%
Corporate/Other	—	—		(25.3)	(9.4)	169.1%
Segment Eliminations	(103.7)	(76.2)	36.1%	—	—
Total	$1,433.2	$965.5	48.4%	$231.9	$103.2	124.7%	16.2%	10.7%

Segment Information - As Adjusted

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Apr 3, 2021	Mar 28, 2020	% Change	Apr 3, 2021	Mar 28, 2020	% Change	Apr 3, 2021	Mar 28, 2020
Propulsion	$657.8	$448.6	46.6%	$124.5	$61.3	103.1%	18.9%	13.7%
Parts & Accessories	459.6	301.6	52.4%	98.1	53.7	82.7%	21.3%	17.8%
Boat	419.5	291.5	43.9%	45.7	6.1	NM	10.9%	2.1%
Corporate/Other	—	—		(25.3)	(8.6)	194.2%
Segment Eliminations	(103.7)	(76.2)	36.1%	—	—
Total	$1,433.2	$965.5	48.4%	$243.0	$112.5	116.0%	17.0%	11.7%
NM = not meaningful

Brunswick Corporation
Reconciliation to Adjusted Metrics - Segment Information
(in millions)
(unaudited)

Propulsion Segment	Three Months Ended		2021 vs. 2020
	Apr 3, 2021	Mar 28, 2020	$ Change	% Change
Net sales	$657.8	$448.6	$209.2	46.6%
Operating earnings	124.5	61.3	63.2	103.1%
Operating margin	18.9%	13.7%		520 bpts

Parts & Accessories Segment	Three Months Ended		2021 vs. 2020
	Apr 3, 2021	Mar 28, 2020	$ Change	% Change
Net sales	$459.6	$301.6	$158.0	52.4%

GAAP operating earnings	$91.9	$46.2	$45.7	98.9%
Restructuring, exit and impairment charges	0.5	0.3	0.2	66.7%
Purchase accounting amortization	7.2	7.2	—	NM
Gain on sale of assets	(1.5)	—	(1.5)	NM
Adjusted operating earnings	$98.1	$53.7	$44.4	82.7%

GAAP operating margin	20.0%	15.3%		470 bpts
Adjusted operating margin	21.3%	17.8%		350 bpts

Boat Segment	Three Months Ended		2021 vs. 2020
	Apr 3, 2021	Mar 28, 2020	$ Change	% Change
Net sales	$419.5	$291.5	$128.0	43.9%

GAAP operating earnings	$40.8	$5.1	$35.7	NM
Restructuring, exit and impairment charges	(0.0)	(0.0)	0.0	NM
Sport Yacht & Yachts	2.5	—	2.5	NM
Acquisition, integration, and IT related costs	1.3	0.7	0.6	85.7%
Purchase accounting amortization	0.3	0.3	—	NM
Palm Coast reclassified from held-for-sale	0.8	—	0.8	NM
Adjusted operating earnings	$45.7	$6.1	$39.6	NM

GAAP operating margin	9.7%	1.7%		800 bpts
Adjusted operating margin	10.9%	2.1%		880 bpts

Corporate/Other	Three Months Ended		2021 vs. 2020
	Apr 3, 2021	Mar 28, 2020	$ Change	% Change
GAAP operating loss	$(25.3)	$(9.4)	$(15.9)	169.1%
Restructuring, exit and impairment charges	—	0.1	(0.1)	(100.0)%
Acquisition, integration, and IT related costs	—	0.7	(0.7)	(100.0)%
Adjusted operating loss	$(25.3)	$(8.6)	$(16.7)	194.2%
NM = not meaningful
bpts = basis points

Brunswick Corporation
Comparative Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	April 3, 2021	December 31, 2020	March 28, 2020
Assets
Current assets
Cash and cash equivalents, at cost, which approximates fair value	$471.9	$519.6	$502.9
Restricted cash	9.7	10.7	11.6
Short-term investments in marketable securities	7.3	56.7	0.8
Total cash and short-term investments in marketable securities	488.9	587.0	515.3
Accounts and notes receivable, net	539.1	337.6	465.4
Inventories
Finished goods	463.7	446.8	549.3
Work-in-process	125.4	94.0	108.3
Raw materials	176.5	171.0	182.5
Net inventories	765.6	711.8	840.1
Prepaid expenses and other	42.1	34.1	49.0
Current assets	1,835.7	1,670.5	1,869.8

Net property	872.4	863.6	810.6

Other assets
Goodwill	422.7	417.7	414.0
Other intangibles, net	544.3	552.3	575.0
Deferred income tax asset	126.4	136.6	109.7
Operating lease assets	80.7	83.0	82.3
Equity investments	36.3	32.5	31.3
Other long-term assets	24.7	14.4	11.9
Other assets	1,235.1	1,236.5	1,224.2

Total assets	$3,943.2	$3,770.6	$3,904.6

Liabilities and shareholders’ equity
Current liabilities
Short-term debt and current maturities of long-term debt	$43.8	$43.1	$425.7
Accounts payable	532.4	457.6	366.8
Accrued expenses	552.8	578.5	493.7
Current liabilities	1,129.0	1,079.2	1,286.2

Debt	900.9	908.3	1,069.0
Other long-term liabilities	270.7	273.1	245.7
Shareholders’ equity	1,642.6	1,510.0	1,303.7
Total liabilities and shareholders’ equity	$3,943.2	$3,770.6	$3,904.6

Supplemental Information
Debt-to-capitalization rate	36.5%	38.7%	53.4%

Brunswick Corporation
Comparative Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended
	April 3, 2021	March 28, 2020
Cash flows from operating activities
Net earnings	$169.3	$69.0
Less: net loss from discontinued operations, net of tax	(0.1)	(1.7)
Net earnings from continuing operations, net of tax	169.4	70.7
Stock compensation expense	6.1	(0.1)
Depreciation and amortization	41.6	35.2
Pension funding, net of expense	(0.8)	(0.6)
Deferred income taxes	7.9	10.6
Changes in certain current assets and current liabilities	(236.2)	(196.9)
Long-term extended warranty contracts and other deferred revenue	2.4	1.0
Income taxes	29.6	(2.5)
Other, net	(2.7)	(1.3)
Net cash provided by (used for) operating activities of continuing operations	17.3	(83.9)
Net cash (used for) provided by operating activities of discontinued operations	(9.0)	4.8
Net cash provided by (used for) operating activities	8.3	(79.1)

Cash flows from investing activities
Capital expenditures	(42.9)	(55.9)
Sales or maturities of marketable securities	49.4	—
Investments	(3.9)	(3.6)
Acquisition of businesses, net of cash acquired	(5.3)	—
Proceeds from the sale of property, plant and equipment	4.2	0.4
Net cash provided by (used for) investing activities	1.5	(59.1)

Cash flows from financing activities
Proceeds from issuances of short-term debt	—	610.0
Payments of short-term debt	—	(225.0)
Net proceeds from issuances of long-term debt	1.9	—
Payments of long-term debt including current maturities	(9.2)	(0.3)
Common stock repurchases	(15.9)	(34.1)
Cash dividends paid	(21.0)	(19.2)
Proceeds from share-based compensation activity	0.5	0.4
Tax withholding associated with shares issued for share-based compensation	(12.7)	(6.5)
Other, net	(0.1)	(0.1)
Net cash (used for) provided by financing activities	(56.5)	325.2

Effect of exchange rate changes	(2.0)	(4.4)
Net (decrease) increase in Cash and cash equivalents and Restricted cash	(48.7)	182.6
Cash and cash equivalents and Restricted cash at beginning of period	530.3	331.9

Cash and cash equivalents and Restricted cash at end of period	481.6	514.5
Less: Restricted cash	9.7	11.6
Cash and cash equivalents at end of period	$471.9	$502.9

Reconciliation
Free cash flow
Net cash used for operating activities	$17.3	$(83.9)

Net cash provided by (used for):
Plus: Capital expenditures	(42.9)	(55.9)
Plus: Proceeds from the sale of property, plant and equipment	4.2	0.4
Plus: Effect of exchange rate changes	(2.0)	(4.4)
Free cash flow	$(23.4)	$(143.8)